UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2011

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33736	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On April 13, 2011, ARMOUR Residential REIT, Inc.(the “Company”) announced that it has closed its previously announced underwritten public offering of 17,000,000 shares of common stock, including 1,000,000 shares pursuant to a partial exercise of an option by the underwriters, at a public offering price of $7.40 per share for total net proceeds of approximately $121.4 million, after deduction of underwriting discounts and commissions and estimated expenses. The underwriters retain an option to purchase an additional 1,400,000 shares until May 8, 2011.

A copy of the Company’s press release relating to the closing, dated April 13, 2011, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

5.1	Opinion of Akerman Senterfitt
8.1	Tax Opinion of Akerman Senterfitt
23.1	Consent of Akerman Senterfitt (included in Ex. 5.1)
23.2	Consent of Akerman Senterfitt (included in Ex. 8.1)
99.1	Press Release, dated April 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2011

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, President and Co-Vice Chairman

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Akerman Senterfitt
8.1	Tax Opinion of Akerman Senterfitt
23.1	Consent of Akerman Senterfitt (included in Ex. 5.1)
23.2	Consent of Akerman Senterfitt (included in Ex. 8.1)
99.1	Press Release, dated April 13, 2011